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                                                                    Exhibit 10.2

                            FINANCIAL PACIFIC COMPANY
                       2001 STOCK OPTION PLAN, AS AMENDED

         Effective as of April 25, 2001, the Board of Directors of Financial Pacific Company (the "COMPANY") adopted the following 2001 Stock Option Plan (the "PLAN"). Capitalized terms are defined in Section 24 of the Plan.

1.       PURPOSE

         The purpose of the Plan is to provide selected employees and directors with a proprietary interest in the Company through the granting of Nonqualified Stock Options that will:

         (a) increase the interest of the selected employees and directors in the Company's welfare;

         (b) furnish an incentive to the selected employees and directors to continue their services for the Company; and

         (c) provide a means through which the Company may attract able persons to either enter its employ or serve as directors.

2.       ADMINISTRATION

         The Plan will be administered by the Board.

3.       PARTICIPANTS

         The Board shall, from time to time, select the particular employees or directors of the Company and its Subsidiaries to whom options are to be granted, and who will, upon such grant, become participants in the Plan.

4.       WITHHOLDING OF TAXES

         Notwithstanding anything to the contrary contained herein, if a participant is entitled to receive shares of Common Stock upon exercise of an option, the Company shall have the right to require such participant, prior to the delivery of such shares and as a condition to such exercise, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. In its discretion (and to the extent not prohibited by any agreements to which the Company is a party), the Board may permit participants to satisfy withholding obligations by delivering previously owned shares.

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5.       SHARES SUBJECT TO PLAN

         The Board may grant options under the Plan for the purchase in the aggregate of up to 678,000 shares of Common Stock (the "COMMON STOCK"), consisting of:

         (a) 339,000 shares of Common Stock, which shall be subject to the vesting requirements set forth in Section 10(a) of this Plan (the "PERFORMANCE OPTIONS");

         (b) 169,500 shares of Common Stock, which shall be subject to the vesting requirements set forth in Section 10(b) of this Plan (the "10% TRANSACTION OPTIONS"); and

         (c) 169,500 shares of Common Stock, which shall be subject to the vesting requirements set forth in Section 10(c) of this Plan (the "15% TRANSACTION OPTIONS");

provided that the preceding share amounts may be adjusted to reflect, if deemed appropriate by the Board, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company; provided further that, except as otherwise specifically provided in any applicable stock option agreement, the number of shares subject to any option shall always be rounded down to the nearest whole number. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock now held or subsequently acquired by the Company. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be re-offered under the Plan. The Board may, in its sole discretion, allocate any unallocated Performance Options, 10% Transaction Options or 15% Transaction Options to employees of the Company and its subsidiaries.

6.       ALLOTMENT OF SHARES

         The Board shall determine the number of shares of Common Stock to be offered from time to time by grant of options to employees and directors of the Company and its Subsidiaries. The grant of an option to an employee or director shall be deemed neither to entitle the employee or director to, nor to disqualify the employee or director from, participation in any other grant of options under the Plan.

7.       GRANT OF OPTIONS

         All options under the Plan shall be granted by the Board. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Board, but which are not inconsistent with the Plan. The Company shall execute stock option agreements upon instructions from the Board.

8.       OPTION PRICE

         The exercise price for any option under the Plan shall be determined by the Board.

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9.       OPTION PERIOD

         The Option Period will begin on the date the option is granted, which will be the date the Board authorizes the option unless the Board specifies a later date, and will terminate as provided herein and in the applicable option agreement. No option may remain outstanding longer than 10 years from the date the option is granted. In addition to the vesting requirements of Section 10 hereof, the Board may provide in the applicable option agreement for such other terms, conditions and restrictions with respect to the exercise of options as it may determine. The Board may provide for termination of the option in the case of termination of employment, termination of directorship or any other reason.

10.      VESTING OF OPTIONS

         (a)      VESTING REQUIREMENTS FOR PERFORMANCE OPTIONS

         Except as otherwise expressly set forth herein or in an Option Agreement between the Participant and the Company, the Performance Options shall vest in four equal installments on December 31st of 2001, 2002, 2003 and 2004, provided that vesting shall occur in each such year only if the Company achieves pre-determined business plan goals with respect to pretax income for such year and provided further, that the annual rate of return is satisfactory for such year. The Board shall determine on an annual basis whether the foregoing goals have been achieved for any given year. Except as otherwise expressly set forth herein, in the event that the Performance Options do not vest in any given year, the Performance Options that could have vested in such year under this Section 10(a) shall not vest (such options shall be referred to as "NONVESTED OPTIONS").

         In the event of a Change of Control (as defined below) prior to December 31st, 2004, 100% of all such outstanding options which have not vested (including both Nonvested Options relating to previous periods and unvested options relating to future periods) will vest if the Windward Group achieves, after giving effect to such Change of Control transaction, a 15% compounded, annual rate of return on its aggregate equity investment in the Company (the "WINDWARD RETURN"); provided, however, that in the event of a sale of less than all of the Windward Group's equity investment in the Company which results in the achievement of the Windward Return regardless of any return which could be achieved (and assuming for such purposes that the remainder of Windward's equity investment is sold for zero), then such sale shall be deemed a "Change of Control" in which the Windward Return has been achieved.

         (b)      VESTING REQUIREMENTS FOR 10% TRANSACTION OPTIONS

         Except as otherwise expressly set forth herein, all outstanding 10% Transaction Options shall vest in the event of a Change of Control in which the Windward Group achieves, after giving effect to such Change of Control transaction, a 10% compounded, annual rate of return on its aggregate equity investment in the Company (the "10% WINDWARD RETURN"); provided, however, that in the event of a sale of less than all of the Windward Group's equity investment in the Company which results in the achievement of the Windward

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10% Return regardless of any return which could be achieved (and assuming for such purposes that the remainder of Windward's equity investment is sold for zero), then such sale shall be deemed a "Change of Control" in which the 10% Windward Return has been achieved.

         (c)      VESTING REQUIREMENTS FOR 15% TRANSACTION OPTIONS

         Except as otherwise expressly set forth herein, all outstanding 15% Transaction Options shall vest in the event of a Change of Control in which the Windward Group achieves, after giving effect to such Change of Control transaction, a 15% compounded, annual rate of return in the Company (the "15% WINDWARD RETURN"); provided, however, that in the event of a sale of less than all of the Windward Group's equity investment in the Company which results in the achievement of the 15% Windward Return regardless of any return which could be achieved (and assuming for such purposes that the remainder of Windward's equity investment is sold for zero), then such sale shall be deemed a "Change of Control" in which the 15% Windward Return has been achieved.

         (d)      CHANGE OF CONTROL; WINDWARD RATE OF RETURN

                  (i) CHANGES OF CONTROL. Subject to the provisos contained in the last paragraph of Section 10(a) and in Section 10(b) and Section 10(c) hereof, a "Change of Control" is defined as any transaction or series of related transactions in which all of the Company is sold to a third party unaffiliated with the Company, the Windward Group or any of their Affiliates (whether by merger, consolidation, sale of securities, sale of all or substantially all of the assets or any similar business combination) or in which the Windward Group and its Affiliates and their Permitted Transferees (as defined in the Shareholders Agreement) sell or otherwise dispose of all of the Common Stock held by such entities and persons (including, without limitation, pursuant to a public offering). Notwithstanding the foregoing (including the provisos contained in the last paragraph of Section 10(a) and in Section 10(b) and
Section 10(c) hereof), the term "Change of Control" shall not include any sale or deemed sale or disposition of the Company to (A) any Affiliate of the Windward Group, (B) any entity or successor entity in which the Windward Group holds at least a majority of the total voting power of such entity or successor entity (or retains the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the members of the Board of Directors or other governing body of such entity or successor entity), (C) any entity in which the Company, directly or indirectly, owns a majority of the equity and voting interest (including a wholly owned subsidiary of the Company), or (D) any entity formed at the direction of the Company in connection with obtaining financing for the Company under an arrangement which provides the Company with an option to reacquire its assets or other properties or other similar financing arrangement.

                  (ii) CALCULATING WINDWARD RATE OF RETURN. In calculating the compounded, annual rate of return on the Windward Group's aggregate equity investment in the Company (or any portion thereof) for purposes of Sections 10(a), 10(b) or 10(c), such

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amount shall be calculated based on the gross proceeds received by the Windward
Group relating to the relevant transaction(s) after any payment of, or reasonable provision for, any costs or liabilities relating to such transaction(s), including, without limitation, (A) any transaction costs, including without limitation, any legal, investment banking, brokerage, accounting, consulting and other similar fees and expenses, reasonably incurred by the Windward Group and its Affiliates in connection with such transaction(s),
(B) any liabilities or other amounts reasonably expected to arise (as determined prior to any such transaction by the Board in good faith) pursuant to any purchase price adjustments or indemnification obligations associated with such transaction(s) or pursuant to any pension or other post-employment benefit obligations of the Company and its Subsidiaries, any environmental matters relating to the Company and its Subsidiaries and any other similar liabilities for which the Windward Group and its Affiliates remain contingently liable, (C) any indebtedness incurred by the Windward Group in connection with its acquisition of any part of its equity investment or required to be paid by the Windward Group by reason of any such sale or disposition, and (D) the dilutive effect of all options, warrants and similar securities, including, without limitation, Nonvested Options, which vest as a result of the Change of Control. To the extent the proceeds of any transaction(s) include any securities or other property other than cash, the Board shall determine in good faith the fair market value of such securities or property.

         (e)      AUTOMATIC VESTING

         Unless otherwise provided in a stock option agreement and notwithstanding any other provision contained in the Plan to the contrary (including the failure to attain any applicable performance goal relating to the vesting of any option granted hereunder), each option granted hereunder shall automatically vest and become fully exercisable on the ninth anniversary of the date of grant (or such other time less than nine years as specified in the applicable stock option agreement), so long as the optionee remains continually employed by the Company from the date of grant through such ninth anniversary.

11.      RIGHTS IN THE EVENT OF TERMINATION OF EMPLOYMENT OR SERVICES

         The Board shall establish and set forth in each stock option agreement whether an option shall continue to be exercisable, and the terms and conditions of such exercise, if a participant ceases to be employed by, or to provide services to, the Company or a Subsidiary. If not so established in the stock option agreement, the option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Board at any time:

         (a) Any portion of an option that is not vested and exercisable on the date of termination of employment or services shall automatically terminate on such date.

         (b) Any portion of an option that is vested and exercisable on the date of termination of employment or services shall automatically terminate on the earliest to occur of:

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                  (i)      180 days following the date the participant's
employment or services terminate by reason of death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986). Until its expiration, the option may be exercised, by (i) the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant in the event of the participant's death or (ii) the participant or his or her personal representative in the event of the participant's disability;

                  (ii) immediately if the participant's employment or services is terminated for Cause or the participant terminates by reason of Voluntary Termination without Good Reason;

                  (ii) 30 days following the date the participant's employment or services terminate for any reason other than those under Section 11(b)(i) or (ii) hereof; and

                  (iv) the ten-year anniversary of the date of the option grant.

12.      PAYMENT

         Full payment for shares purchased upon exercising an option shall be made in cash or by check or by tendering previously owned shares of Common Stock, provided such shares have been held by the optionee for a minimum of six months, at the Fair Market Value per share at the time of exercise, or through such other cashless or other exercise procedure approved by the Company. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a shareholder until shares are issued to him or her.

13.      EXERCISE OF OPTION

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         Options granted under the Plan may be exercised during the Option
Period, at such times, in such amounts, in accordance with such terms and subject to such restrictions as are set forth in the applicable stock option agreements. In no event may an option be exercised by, or may shares be issued to, a participant or Qualifying Family Member pursuant to an option (x) if any necessary listing of the shares on a stock exchange has not been accomplished or
(y) unless and until such participant enters into an agreement with the Company pursuant to which such participant agrees, in accordance with the provisions of the Shareholders Agreement, to be bound by the terms and conditions of the Shareholders Agreement, including any requirements for shares issued upon exercise of options to carry a restrictive legend. The Board may offer a participant, upon such conditions and restrictions set forth on a schedule attached to his or her stock option agreement and in lieu of receipt from him or her of the exercise price and issuance of certificates for the shares of stock exercised, the right to elect payment in cash, Common Stock, or a combination of cash and Common Stock as the Board shall determine in an amount equal to the excess of the Fair Market Value per share on the date of exercise or other prescribed date over the per share exercise price under the option, multiplied by the number of shares covered by the option thereof being exercised.

14.      CAPITAL ADJUSTMENTS AND REORGANIZATIONS

         The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option price shall be adjusted to reflect any stock dividend, stock split, share combination, and, as deemed appropriate by the Board, any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

15.      NONASSIGNABILITY

         Options may not be transferred other than to a Qualifying Family Member or by will or by the laws of descent and distribution. During a participant's lifetime, options granted to a participant may be exercised only by the participant or by a Qualifying Family Member.

16.      INTERPRETATION

         The Board shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Board may rescind and amend its rules and regulations at any time.

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17.      EFFECT OF PLAN

         (a) Neither the adoption of the Plan nor any action of the Board shall be deemed to give any director, officer or employee any right to be granted an option to purchase Common Stock or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

         (b) Nothing in the Plan or any stock option agreement granted under this Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or a Subsidiary to terminate a participant's employment or other relationship at any time, with or without Cause.

         (c) No option shall entitle the participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of any shares that are subject to an option.

18.      ISSUANCE OF SHARES

         Notwithstanding any other provision of this Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under this Plan or make any other distribution of benefits under this Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT")), and the applicable requirements of any securities exchange or similar entity.

         The Company shall be under no obligation to any participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

         To the extent this Plan or any instrument evidencing an option provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. As a condition to the exercise of an option or any other receipt of Common Stock pursuant to an option under this Plan, the Company may require (a) the participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the participant's own account and without any present intention to sell or distribute such shares and
(b) such other action or agreement by the participant as may from time to time be necessary to comply with the federal, state and other securities laws. At the option of the Company, a stop-transfer order

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against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Board may also require the participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

19.      PARTICIPANTS IN OTHER COUNTRIES

         The Board shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Subsidiary may operate to assure the viability of the benefits from options granted to participants employed in such countries and to meet the objectives of this Plan.

20.      NO TRUST OR FUND

         This Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any participant, and no participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

21.      SEVERABILITY

         If any provision of this Plan or any option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify this Plan or any option under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board's determination, materially altering the intent of this Plan or the option, such provision shall be stricken as to such jurisdiction, person or option, and the remainder of this Plan and any such option shall remain in full force and effect.

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22.      AMENDMENT OR DISCONTINUANCE

         The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided that no suspension, termination, modification or amendment of the Plan may adversely affect in any material respect (i) any option previously granted, unless the written consent of the participant to whom the option has been granted has been obtained, or (ii) any unallocated option, unless the written consent of the Chief Executive Officer of the Company or the holder of such option has been obtained.

23.      TERM

         Unless terminated by action of the Board, this Plan shall have no fixed expiration date. Any options granted before or as of the date of any suspension or termination of this Plan will continue to be effective in accordance with their terms.

24.      DEFINITIONS

         For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         (a) "AFFILIATE" shall have the same meaning as set forth in the Shareholders Agreement.

         (b) "BOARD" means the board of directors of the Company or a committee appointed by the board of directors to administer the Plan or any portion of the Plan.

         (c) "CAUSE" shall (i) with respect to the termination of employment of any employee of the Company or any of its Subsidiaries, have the same meaning as set forth in Section 1.1(f) of the Shareholders Agreement, and
(ii) with respect to the circumstances surrounding the removal of any director of the Company, have the same meaning as set forth in Section 2.6 of the Shareholders Agreement.

         (d) "COMMON STOCK" means the Class A Common Stock, par value $1.00 per share, of the Company, and any and all shares of capital stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for, or in substitution for such shares of Common Stock.

         (e) "COMPANY" means Financial Pacific Company, a Washington corporation, and the successors and assigns hereof.

         (f) "FAIR MARKET VALUE" shall have the meaning assigned to it in the Shareholders Agreement.

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         (g)      "GOOD REASON" shall have the meaning ascribed to it in the
Shareholders Agreement.

         (h)      "INCENTIVE STOCK OPTION" means an option within the meaning of
Section 422 of the Internal Revenue Code.

         (i) "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

         (j) "NONQUALIFIED STOCK OPTION" means an option that is not an Incentive Stock Option.

         (k) "OPTION PERIOD" means the period during which an option may be exercised pursuant to the terms of this Plan and the applicable option agreement.

         (l) "PLAN" means this 2001 Stock Option Plan as amended from time to time.

         (m) "QUALIFYING FAMILY MEMBER" shall mean (i) the participant's spouse or children (including adopted children and step children) or (ii) a trust established for the exclusive benefit of such spouse and/or children who has been transferred options under the Plan pursuant to Section 15 hereof.

         (n) "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated as of January 23, 1998, by and among the Company, the members of the Windward Group, the Majority Roll-Over Shareholders listed in the schedule attached thereto and the members of the Company's management listed in the Schedule of Other Shareholders attached thereto, and such other persons or entities who or which become parties to the Shareholders Agreement pursuant to the terms and conditions of the Shareholders Agreement.

         (o) "SUBSIDIARY" shall have the same meaning as set forth in the Shareholders Agreement.

         (p) "VOLUNTARY TERMINATION" shall have the meaning ascribed to it in the Shareholders Agreement.

         (q) "WINDWARD GROUP" means Windward Capital Associates, LP, Windward/Merban, LP, Windward/Merchant, LP, Windward/Badger FPC, LLC, and Windward/Kecalp FPC, LLC, together with their Permitted Transferees (as defined in the Shareholders Agreement).

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